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                                                                  Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this 8-K of our reports dated February 10, 1999, included in Transaction Network Services, Inc. Form 10-K for the year ended December 31, 1998, into PSINet Inc.'s previously filed Registration Statements on Form S-8 (Nos. 33-98314, 33-98316, 33-98318, 33-98320, 33-99464, 33-99466, 33-99470,
333-04008 and 333-82811), on Form S-4 (Nos. 333-68385, 333-51491 and
333-79351) and on Form S-3 (No. 333-48663).

                                               /s/ ARTHUR ANDERSEN LLP

Vienna, VA
September 15, 1999